Exhibit 99.1

Brooklyn ImmunoTherapeutics Announces Changes to Executive Management:
Matt Angel, Ph.D. Appointed Interim Chief Executive Officer and President,
Andrew Jackson Appointed Chief Financial Officer
Postpones 2022 Annual Meeting

SAN DIEGO, MAY 31, 2022 (GLOBE NEWSWIRE) -- Brooklyn ImmunoTherapeutics, Inc. (Nasdaq:BTX) (“Brooklyn” or the “Company”), a biopharmaceutical company focused on exploring the role that cytokine, gene editing, and cell therapy can have on the immune system for treating patients with cancer, blood disorders, and monogenic diseases, today announced the appointment of Matt Angel, Ph.D., Co-Founder, Chairman, and CEO of Factor Bioscience Inc., as Interim Chief Executive Officer and President.  He will replace Howard J. Federoff, M.D., Ph.D., Chief Executive Officer and President, who departs to focus on building a new venture. The Company also announces the appointment of Andrew Jackson as Chief Financial Officer.

“Matt’s deep experience in cell therapy product development was an important consideration in Brooklyn’s choice to license Factor’s RNA development platform, which is the foundation of our current development programs.  Therefore, it is only fitting that he take on the mantel to lead Brooklyn,” said Charles Cherington, Brooklyn’s Chairman of the Board. “On behalf of the Board of Directors, I would like to thank Howard for his service and many contributions to the Company. I am also delighted that Andrew Jackson has joined our team as Chief Financial Officer at such an exciting time for the company. His impressive track record in financing both commercial and clinical-stage biotech companies will be critical as the company enters its next phase of growth.”

“I am excited for this opportunity to lead Brooklyn ImmunoTherapeutics and to help realize the full potential of the company,” said Dr. Matt Angel, Brooklyn’s Interim Chief Executive Officer and President. “I look forward to leveraging my experience as CEO of an mRNA-focused biotechnology company to help advance Brooklyn’s therapeutic platform.”

Dr. Angel is an experienced biotechnology entrepreneur and executive, having led Factor Bioscience Inc. as CEO since its founding in 2011. Dr. Angel is Co-Founder of the immuno-oncology company, Exacis Biotherapeutics, where he serves as Scientific Advisory Board Chair, and the cell therapy company, Novellus Therapeutics, which was acquired by Brooklyn in 2021. Dr. Angel has deep experience in cell therapy product development, intellectual property protection and licensing, contract negotiation, including collaboration and licensing agreements, and has raised more than $150 million through grants, equity financings, and M&A. A pioneer in mRNA technology, Dr. Angel is a prolific inventor with more than 100 patents covering mRNA, nucleic acid delivery, gene editing, and cell reprogramming technologies. Dr. Angel received his Ph.D. from the Massachusetts Institute of Technology, where he studied immunology and synthetic RNA.

Mr. Jackson joins the Company from Ra Medical Systems, a medical device company focused on vascular diseases where he served as its Chief Financial Officer and Secretary and for a period, its Interim Chief Executive Officer. Mr. Jackson has held several senior financial positions, including Chief Financial Officer, at AltheaDx, Inc, a commercial stage molecular diagnostics company specializing in precision medicine and Celladon Corporation, a publicly-traded, clinical stage gene therapy company, as well as senior financial positions at Sapphire Energy, an industrial biotechnology company. Mr. Jackson received a MSBA in Finance in December 2006 from San Diego State University and a BSB in Accounting in June 1992 from the University of Minnesota. Mr. Jackson is also a certified public accountant (inactive).

Postponement of 2022 Annual Meeting

In connection with Dr. Angel’s and Mr. Jackson’s appointments, together with the other events disclosed by the Company in its Current Report on Form 8-K filed today with the Securities and Exchange Commission, the Board determined to postpone the Company’s 2022 Annual Meeting, currently scheduled for June 7, 2022, to a date to be determined. The Board will both determine the date for the Annual Meeting and establish a new record date for the Annual Meeting, and, based on this record date, the Company will deliver a new notice of the Annual Meeting to stockholders entitled to receive notice of the Annual Meeting.  Additionally, the Company expects to file a new proxy statement on Schedule 14A in respect of the Annual Meeting.

About Brooklyn ImmunoTherapeutics
Brooklyn is focused on exploring the role that cytokine, gene editing, and cell therapy can have in treating patients with cancer, blood disorders, and monogenic diseases.

Brooklyn has multiple next-generation cell and gene-editing therapies in preclinical development for various indications including acute respiratory distress syndrome, solid tumor indications, as well as in vivo gene-editing therapies for rare genetic diseases. For more information about Brooklyn and its clinical programs, please visit www.BrooklynITx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that are not statements of historical fact and may be identified by terminology such as “believe,” “could,” “estimate,” “expect,” “plan,” “possible,” “potential,” “project,” “will” or other similar words and the negatives of such words. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those stated or implied in any forward-looking statement as a result of various factors, including, but not limited to, uncertainties related to: (i) the evolution of Brooklyn’s business model into a platform company focused on cellular, gene editing and cytokine programs; (ii) Brooklyn’s ability to successfully, cost-effectively and efficiently develop its technology and products; (iii) Brooklyn’s ability to successfully commence clinical trials of any products on a timely basis or at all; (iv) Brooklyn’s ability to successfully fund and manage the growth of its development activities; (v) Brooklyn’s ability to obtain regulatory approvals of its products for commercialization; and (vi) uncertainties related to the impact of the COVID-19 pandemic on the business and financial condition of Brooklyn, including on the timing and cost of its clinical trials. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this communication speak only as of the date on which they were made, and Brooklyn does not undertake any obligation to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date hereof, except as required by applicable law.  Factors that may cause Brooklyn's actual results from those expressed or implied in forward-looking statements contained in this press release are more fully disclosed in Brooklyn’s periodic public filings with the U.S. Securities and Exchange Commission, particularly under the heading “Risk Factors” in Brooklyn’s Annual Report on Form 10-K for the year ended December 31, 2021.

Investor Relations Contact:
Solebury Trout
917-936-8430
investors@brooklynitx.com

Media Contact:
Michael V. Morabito, Ph.D.
Solebury Trout
917-936-8430
btx@soleburytrout.com